UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 30, 2021

GREEN THUMB INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

British Columbia	000-56132	98-1437430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 West Huron Street, Suite 700

Chicago, Illinois 60654

(Address of principal executive offices including zip code)

(312) 563-5600

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 30, 2021, Green Thumb Industries Inc., a British Columbia corporation (the “Company”), entered into the Second Amendment to the Note Purchase Agreement (the “Second Amendment”), among the Company and certain Issuers (as defined therein), purchasers and guarantors named therein, GLAS USA LLC, a New Jersey limited liability company, as administrative agent, and GLAS Americas LLC, a New York limited liability company, as collateral agent, which amends and restates that certain Note Purchase Agreement, dated as of May 22, 2019 (as amended by that certain First Amendment to the Note Purchase Agreement, dated as of November 9, 2019, the “Existing Note Purchase Agreement”) as set forth in Annex A thereto (the “Amended and Restated Note Purchase Agreement”), pursuant to which the Issuers issued approximately US$217 million of senior secured notes due April 30, 2024 (the “New Notes”). Certain insiders participated in the financing, purchasing an aggregate of approximately US$3 million of the New Notes. The Company used the net proceeds from the sale of the New Notes to retire its approximately US$105 million senior secured debt due May 2023 under the Existing Note Purchase Agreement and intends to use the balance of the net proceeds of the financing for general corporate purposes, including to fund growth expenditures and other working capital requirements.

The New Notes will bear interest from the issue date at a fixed rate of 7% per annum, payable quarterly. The Amended and Restated Note Purchase Agreement also provides that the Issuers have the option (i) to extend the maturity date of the New Notes by an additional 12 months and (ii) to borrow an additional approximately US$33 million over a 12 month period commencing on the issue date of the New Notes. Additionally, the purchasers of the New Notes received an aggregate of 1,459,043 warrants, with each warrant exercisable to purchase one subordinate voting share of the Company at a price of US$32.68 per share for a period of 60 months from the issue date.

The foregoing description of each of the New Notes and the Second Amendment is not complete and is qualified in its entirety by reference to the full text of each of the New Notes and the Second Amendment, copies of which are attached as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K (the “Report”) and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On April 30, 2021, the Company issued a press release announcing the closing of the financing, a copy of which is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information set forth in Item 7.01 of this Report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information set forth in Item 7.01 of this Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of 7% Senior Secured Note due 2024

10.1†	Second Amendment to the Note Purchase Agreement, dated April 30, 2021

99.1	Press release, dated April 30, 2021

†	Portions of this exhibit (indicated by asterisks) have been redacted in compliance with Regulation S-K Item 601(b)(10)(iv).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN THUMB INDUSTRIES INC.

/s/ Benjamin Kovler
Date: May 6, 2021	Benjamin Kovler Chief Executive Officer